Exhibit 99.1
Press Release dated May 1, 2008

EasyLink Services International Corporation Initiates Share Repurchase Program

NORCROSS, GA – May 1, 2008 – EasyLink Services International Corporation’s (NasdaqCM: ESIC, www.easylink.com) Board of Directors has authorized the repurchase of up to one million shares of the Company’s outstanding class A common stock. The Company intends to purchase stock in the open market from time-to-time with all purchases to be completed by December 31, 2008 and under other certain conditions as determined by its Board of Directors.

“With the Company’s strong performance and solid cash position, the Board and management believe the repurchase of the Company’s shares currently represents the best use of its cash” said Thomas J. Stallings, Chief Executive Officer of EasyLink. “The Board’s approval of the share repurchase program also reflects our confidence and optimism in the long-term future of the Company and our ongoing commitment to increase shareholder value.”

About EasyLink Services International Corporation
EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, Georgia, is uniquely positioned to deliver a variety of messaging services that range from simple web-based fax delivery for small businesses to sophisticated fax hosting, tailored corporate e-mail messaging, EDI business-to-business exchanges and specialized Telex protocol transmissions for marine and finance industries. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.

Forward-Looking and Cautionary Statements
Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the U.S. Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:

The Investor Relations Group

212-825-3210

Investor Relations:
Michael Crawford: mcrawford@investorrelationsgroup.com
Emily Hanan: ehanan@investorrelationsgroup.com

Media Relations:
Susan Morgenbesser: smorgenbesser@investorrelationsgroup.com